ESCROW AGREEMENT

         THIS AGREEMENT made this 31st day of October, 1996, by and among Century Technologies, Inc., a Colorado corporation located at 201 North Robertson Boulevard, Suite F, Beverly Hills, California 90211 (hereinafter "Century"), and Affinity Entertainment, Inc., a Delaware corporation located at 15436 North Florida Avenue, Suite 103, Tampa, Florida 33613 (hereinafter "Affinity"), and Wilson, Elser, Moskowitz, Edelman & Dicker, located at 3800 International Place, 100 S.E. Second Street, Miami, Florida 33131 (hereinafter "Escrow Agent").

                                R E C I T A L S:

         WHEREAS, at the time of the execution of this agreement, Affinity is indebted to Century in the sum of Two Million Four Hundred Thousand Dollars and 00/100 (US $2,400,000), as evidenced by the promissory note of Affinity, dated October 31, 1996, for such amount (the "Promissory Note");

         WHEREAS, to induce Century to issue Thirty Million (30,000,000) shares of Century's common stock to Affinity, Affinity executed a Stock Acquisition Agreement, dated October 31, 1996 (the "Stock Acquisition Agreement"), in which it agreed, inter alia, to deliver to Century the Promissory Note and to place Two (2) shares of restricted Convertible Preferred Stock of Affinity (the "Convertible Preferred Shares"), or permissible substituted collateral as set forth in the Stock Acquisition Agreement, in escrow with the Escrow Agent on the terms hereof as security for the timely honor of the Promissory Note;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

         1. Affinity shall forthwith deliver or cause to be delivered to the Escrow Agent the Convertible Preferred Shares, represented by certificates Nos. ________________ and ____________________, issued to Wilson, Elser, Moskowitz,
Edelman & Dicker, as Escrow Agent, or permissible substituted collateral as set forth in the Stock Acquisition Agreement, which shall be held by the Escrow Agent in escrow subject to the terms and conditions of this Agreement.

         2. The Escrow Agent shall hold the Convertible Preferred Shares, or permissible substituted collateral, in escrow and undelivered, and shall forthwith deliver the Convertible Preferred Shares, or permissible substituted collateral, to, or to the order of, Affinity upon receipt from Century of written instructions to deliver the Convertible Preferred Shares, or permissible substituted collateral, to or to the order of Affinity, which instructions Century shall give to the Escrow Agent (and Affinity) forthwith upon receipt by Century of the full principal and interest amount due under the Promissory Note.

         3. The Escrow Agent shall deliver the Convertible Preferred Shares, or permissible substituted collateral, held in trust by it to, or to the order of, Century at the time of receipt from Century of written instructions to deliver the same to Century. Century may give such notice to the Escrow Agent in the event the full principal amount due under the Promissory Note is not paid when due. In the event that Century gives written instructions to the Escrow Agent to deliver the Convertible Preferred Shares, or permissible substituted collateral, held in trust to Century, Century shall deliver a copy of such written instructions to Affinity at the same time and in the same manner as they are delivered to the Escrow Agent. If the full principal amount due under the Promissory Note is not paid when due, Century, or its assignee, shall be entitled to sell the Convertible Preferred Shares (provided that such shares are registered or there is an available exemption from registration), or permissible substituted collateral, posted pursuant to this agreement (or that portion thereof) to fully satisfy Affinity's payment obligation under the Promissory
Note as well as any costs associated with the liquidation of such Convertible Preferred Shares, or permissible substituted collateral, and any unpaid accrued interest. Any remaining balance of the Convertible Preferred Shares, or permissible substituted collateral, or any remaining proceeds of the sale of the Convertible Preferred Shares, or permissible substituted collateral, after full payment under the Promissory Note is made, shall be returned to Affinity. In the event Affinity, at any time, makes a partial prepayment of the Promissory Note, the Escrow Agent shall return to Affinity that portion of the Convertible Preferred Shares, or permissible substituted collateral, held by the Escrow Agent, equivalent to the percentage the principal balance of the Promissory Note is reduced by such prepayment. Once the full principal and interest amount due the holder of the Promissory Note is paid in full, including the payment of any costs associated with the liquidation of the Convertible Preferred Shares, or permissible substituted collateral, the Promissory Note shall be deemed to be satisfied and thereafter null and void.

         4. In the event that, during the term of this agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of Affinity, all new, substituted and additional shares, or other securities, issued by reason of any such change shall be held by the Escrow Agent under the terms of this agreement in the same manner as the shares originally placed in escrow hereunder.

         5. All notices shall be in writing to have been given on the dates indicated below and at the address or telefax numbers set out below as may be amended by the addressees by notice from time to time:

          (a) Overnight Courier: Business day following deposit of such notice with such courier;

          (b) Telefax: Business day of transmission if sent before 2:00 p.m., recipient's time, with receipt to confirm;

          (c) Personal Delivery: Business day of delivery; and

          (d) Addressed as follows:

             To:      Century  Technologies, Inc.
                      201 North Robertson Boulevard
                      Suite F
                      Beverly Hills, California
                      Attn: Peter Newgard
                      Telephone: (310) 275-9063
                      Facsimile: (310) 275-9163

                      With courtesy copies to:
                      James M. Kaplan, Esq.
                      Wilson, Elser, Moskowitz,
                      Edelman & Dicker
                      3800 International Place
                      100 S.E. Second Street
                      Miami, Florida 33131
                      Telephone:  (305) 374-4400
                      Facsimile:  (305) 579-0261

             To:      Affinity Entertainment, Inc.
                      15436 North Florida Avenue
                      Suite 103
                      Tampa, Florida 33613
                      Attn: William J. Bosso, President
                      Telephone:  (813) 264-1778
                      Facsimile:  (813) 264-6626

                      With courtesy copies to:
                      John Stoppelman, Esq.
                      The Stoppelman Law Firm
                      1749 Old Meadow Road, Suite 610
                      McLean, Virginia 22102
                      Telephone:  (703) 827-7450
                      Facsimile:  (703) 827-7455

         6. Affinity shall pay from time to time the reasonable fees and expenses, if any, of the Escrow Agent in connection with the performance of its duties hereunder. Affinity and Century shall, jointly and severally, indemnify and hold harmless the Escrow Agent of and from all other claims, suits, actions, demands, damages, costs, liabilities, expenses and loss arising out of its performance of its duties hereunder.

         7. The Escrow Agent shall have no responsibility in respect to the loss of the Convertible Preferred Shares, or permissible substituted collateral, except the duty to exercise reasonable care in the safekeeping thereof. The Escrow Agent may act herein on the advice of counsel but shall not be responsible for acting or failing to act on the advice of counsel.

         8. Century and Affinity agree that the Escrow Agent may at any time upon written notice of one week sent to Century and Affinity, resign as escrow agent in favor of any person, firm or corporation named and agreed to by Century and Affinity or, failing agreement of Century and Affinity, in favor of any corporate trustee the Escrow Agent may name in the notice that is licensed to do business in the State of Florida.

         9. This Agreement shall inure to the benefit of and be binding upon Affinity and Century and the Escrow Agent and their respective heirs, executors, administrators, successors and assigns.

         10. This agreement shall be executed in triplicate and may be executed by fax or facsimile transmission and in one or more counterparts, each counterpart of which together will constitute one and the same instrument. If this agreement is executed in counterparts, each party shall deliver one original of this agreement signed by such party to each of the other parties hereto within three (3) business days of the execution of the agreement. If this agreement is not executed in counterparts, the last person executing this agreement shall deliver one original of the fully executed agreement to each of the other parties hereto within three (3) business days of the execution of the agreement.

         11. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by either party hereto preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         12. If any provision of this agreement or the application thereof to any party hereto or circumstances shall be invalid or unenforceable the remainder of this agreement and the application of such provisions to any other party thereto or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         13. No provision of this agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         14. The parties agree that any legal action or proceeding with respect to this agreement must be brought in an appropriate federal or state court located in the State of Florida. By executing this agreement, the parties hereby submit to each such jurisdiction, hereby expressly waiving whatever rights may correspond to each party by reason of such parties' present or future domicile.

         15. This agreement shall be governed by and construed in accordance with the internal laws of the State of Florida (without regard to conflict of laws principles).

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement the day and year first above written.

                                      Wilson,Elser, Moskowitz,
                                      Edelman & Dicker



                             By:   /s/  James M. Kaplan
                                -----------------------------------------
                                      Title:      Partner
                                              ____________________________


                                      Century Technologies, Inc.



                             By:   /s/  Peter B. Newgard
                                -----------------------------------------
                                      Title:      President and CEO
                                             ____________________________


                                      Affinity Entertainment, Inc.



                             By:  /s/   William J. Bosso
                                -----------------------------------------
                                      Title:      President
                                             ____________________________